Exhibit 99.1

March 1, 2021

Amesite Announces It Will Focus on Whole Enterprise Solutions After Successful Implementation of Its SaaS Ed-Tech Platform for The Henry Ford Museum of American Innovation

ANN ARBOR, Mich., March 1, 2021 /PRNewswire/ -- Amesite Inc. (Nasdaq: AMST), an ed-tech, SaaS company with the most advanced artificial intelligence driven online learning platform in the industry, providing both content creation and a best-in-class infrastructure for the multi-billion-dollar online learning markets in business and education, announced today the successful implementation of its whole enterprise solution for The Henry Ford Museum of American Innovation.

Amesite’s cloud-based platform and content creation services provide fully managed, customized, learning environments for business, universities, and K-12 schools. The platform has the capacity to upload an organization’s entire training and educational materials into a single point of access.

CEO and Founder Dr. Ann Marie Sastry, commented, “Being able to bring an entire organization into the Amesite platform is a crucial benchmark for the future of artificial intelligence-backed training and upskilling programs. We developed these solutions and scaled their capacity because we are increasingly hearing from companies that there is a critical need for wholesale improvement in the way they create and deliver content. Businesses and educational institutions are looking for cloud-based solutions that are engaging, easy-to-use, and deliver concrete measurable results, especially now that many companies are dealing with split remote and in-person workforces.”

Addressing a global online education market projected to grow to $319 billion by 2025, Amesite has been rapidly ramping up its capabilities to deliver whole-organization solutions for companies with large-scale educational, training and upskilling needs. It recently launched a complete online learning platform, inHub, for The Henry Ford Museum, an internationally recognized museum with more than 26 million primary and secondary source artifacts and lesson plans that detail more than 300 years of American innovation, ingenuity, and resourcefulness. A video detailing that launch can be found at: https://lp.amesite.com/thf-case-study.

“Initial results indicate that inHub is an unparalleled educational tool,” said Patricia Mooradian, President and CEO of The Henry Ford Museum.  “Amesite’s technology has made our system scalable, flexible, and easy-to-use so that we can fully achieve our goals of teaching and inspiring that next generation of innovators and inventors.”

Dr. Sastry further commented, “Providing an organization with the ability to migrate their entire training system into our AI-backed ecosphere is a gamechanger for those needing to provide learning solutions to thousands of employees or students. In just a short time, we have been able to scale our platforms from single courses to a point now that we can bring entire institutions on board quickly and seamlessly.”

ABOUT AMESITE

Amesite is an ed-tech, SaaS company with the most advanced artificial intelligence driven online learning platform in the industry, providing both content creation and a best-in-class infrastructure for the multi-billion-dollar online learning markets in business and education. For more information, visit www.Amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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SOURCE Amesite Inc.